Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that this Schedule 13D, filed pursuant to the Securities Exchange Act of 1934 and executed by each of the undersigned of even date herewith, is filed on behalf of each of the undersigned.

DULY EXECUTED this 12th day of March, 2008.

By:

 /s/ James Douglas Cagle

James Douglas Cagle

By:

/s/ George Douglas Cagle

George Douglas Cagle

By:

/s/ James David Cagle

James David Cagle

By:

THE GEORGE L. CAGLE TRUST

By:

/s/ James Douglas Cagle

James Douglas Cagle, Trustee

By:

CAGLE FAMILY HOLDINGS LLC

By:

/s/ James Douglas Cagle

James Douglas Cagle

Manager